Exhibit 10.4

TENTH AMENDMENT TO THE
CO-BRANDED CREDIT CARD PROGRAM AGREEMENT

This Tenth Amendment ("Amendment") is between Citibank, N.A. ("Bank") and Costco Wholesale Corporation ("Costco"), is effective as of November 11, 2022, and amends that certain Co-Branded Credit Card Program Agreement, by and between Bank and Costco, dated February 27, 2015 (the "Agreement").
Pursuant to Section 16.10 of the Agreement, the Bank and Costco agree as follows:
1. Defined Terms. All capitalized terms used but not defined in this Amendment will have the meanings ascribed to such terms in the Agreement.
2. Amendments.
a.Section 4.06(a)-1. Schedule 4.06(a)-1 is deleted in its entirety and replaced with the attached Schedule 4.06-1.
3. Full Force and Effect. The Agreement, as modified hereby, will remain in full force and effect and this Amendment will not be deemed to be an amendment or a waiver of any other provision of the Agreement except as expressly stated herein. All such other provisions of the Agreement will also be deemed to apply to this Amendment.
4. No Modification or Waiver; Incorporation. No modification, amendment or waiver of this Amendment will be effective or binding unless made in writing and signed by the Parties. The Parties agree that, except for those modifications expressly set forth in this Amendment, all terms and provisions of the Agreement will remain unchanged and in full force and effect. This Amendment and the Agreement will hereafter be read and construed together as a single document, and all references to the Agreement will hereafter refer to the Agreement as amended by this Amendment.
5. Counterparts. This Amendment may be executed in counterparts and if so executed will be enforceable and effective upon the exchange of executed counterparts, including by facsimile or electronic transmissions of executed counterparts.
[Signature page follows]

Duly authorized representatives of the Parties have executed this Amendment.

	COSTCO WHOLESALE CORPORATION		CITIBANK, N.A.

By:	/s/ Sandy Torrey	By:	/s/ Jennifer Longino
Name:	Sandy Torrey	Name:	Jennifer Longino
Title:	SVP, Corporate Marketing	Title:	Vice President

Schedule 4.06(a)-1
Additional Co-Branded Cardholder Benefits

Car Rental	No country exclusions. No vehicle exclusions
Damage & Theft Purchase Protection	Up to 120 days post purchase. Up to $1,000 per claim, $50,000 per year.
Travel Accident	Up to $250,000
Travel & Emergency Assistance	Emergency travel arrangements, cash transfers, medical referrals, etc.
Roadside Assistance	Dispatch service for roadside support.